UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Klarna Group plc
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	Not Applicable
(State of or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
10 York Road
London SE1 7ND
United Kingdom
Tel.: +44 8081 893 333
(Address of principal executive offices) (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, nominal value $0.0001 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-285826
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
The description under the heading “Description of Share Capital and Articles of Association” relating to the ordinary shares, nominal value $0.0001 per share (the “Shares”), of Klarna Group plc (the “Registrant”) in the preliminary prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration
No. 333-285826) initially filed with the Securities and Exchange Commission on March 14, 2025, and the description under the heading “Description of Share Capital and Articles of Association” relating to the Shares in the Registrant’s final prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.
Item 2. Exhibits
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Klarna Group plc
Date: September 9, 2025

	By:	/s/ Niclas Neglén
	Name:	Niclas Neglén
	Title:	Chief Financial Officer and Director